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                                                                     EXHIBIT 3.2

                                   BYLAWS OF
                           FINANCIAL WEB.COM, INC.
                               TABLE OF CONTENTS

Article 1: Offices
           1.01  Principal Office
           1.02  Other Offices

Article 2: Meetings of Stockholders
           2.01  Place
           2.02  Annual Meeting
           2.03  Special Meetings
           2.04  Notice of Meetings
           2.05  Business Transacted
           2.06  Quorum
           2.07  Required Vote
           2.08  Vote Per Share
           2.09  Proxy
           2.10  Action Without Meeting
           2.11  Telephone Meetings

Article 3: Directors
           3.01  Number
           3.02  Staggered Term
           3.03  Election
           3.04  Vacancies
           3.05  Management
           3.06  Place of Meetings
           3.07  Initial Meeting
           3.08  Regular Meetings
           3.09  Special Meetings
           3.10  Quorum; Required Vote; Action by Consent
           3.11  Telephone Meetings
           3.12  Committees of Directors
           3.13  Compensation

Article 4: Notices
           4.01  Delivery
           4.02  Consent to Irregular Meeting
           4.03  Waiver of Notice

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Article 5: Officers
           5.01  Appointment of Executive Officers
           5.02  Other Officers
           5.03  Officers Salaries
           5.04  Term
           5.05  Authority to Execute Documents
           5.06  Power to Designate Agents
           5.07  Duties and Powers
           5.08  Chairman of the Board
           5.09  President
           5.10  The Executive Vice President and Vice Presidents
           5.11  Secretary
           5.12  Treasurer
           5.13  Bonds

Article 6: Certificates of Stock
           6.01  Certificate Certifying Shares
           6.02  Statement of Designations, Preferences and Rights
           6.03  Facsimile Signatures
           6.04  Lost Certificates
           6.05  Transfer of Shares
           6.06  Closing of Transfer Books
           6.07  Registered Stockholders
           6.08  Restriction on Transfer
           6.09  Lien

Article 7: General Provisions
           7.01  Dividends
           7.02  Reserves
           7.03  Checks
           7.04  Fiscal Year
           7.05  Seal
           7.06  Special Voting Provisions
           7.07  Amendment of Bylaws
           7.08  Construction
           7.09  Relation to Articles of Incorporation

Article 8: Indemnification
           8.01  Right to Indemnification
           8.02  Advanced Payment
           8.03  Indemnification of Employees and Agents
           8.04  Indemnification of Other Appearance as a Witness
           8.05  Nonexclusivity of Rights
           8.06  Insurance
           8.07  Savings Clause

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                                   BYLAWS OF
                            FINANCIALWEB.COM, INC.

                            (a Nevada corporation)

                                  ARTICLE I

                                   OFFICES

     1.01 Principal Office. The principal office of the Corporation shall be at 502 East John Street, Room E, Carson City, State of Nevada.

     1.02 Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                           MEETINGS OF STOCKHOLDERS


     2.01 Place. All annual meetings of the stockholders shall be held at such place within or without the State of Nevada as shall be determined by the Board of Directors and specified in the notice of the meeting, or in a duly executed waiver of notice thereof. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     2.02 Annual Meeting. Annual meetings of stockholders shall be held in the month, on a date, at a time and at a place as shall be determined by the Board of Directors and specified in a notice of the meeting, at which meeting the stockholders shall elect by a plurality vote members of the Board of Directors to fill seats which have or are about to expire, and transact such other business as may properly be brought before the meeting.

     2.03 Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or the Articles of Incorporation, may be called by the Chairman of the Board, or the President, or by resolution of the Board of Directors, and shall be called by the Chairman, the President or the Secretary at the request to any of them in writing of a majority of the Board of Directors, or at such request in writing of the holder or holders of a majority of the shares of capital stock of the Corporation. Such request shall state the purpose or purposes of the proposed meeting.


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     The date, time and location of special meetings shall be determined by a majority vote of the Executive Committee of the Board of Directors.

     2.04 Notice of Meetings. Notices of meetings shall be in writing and in the name of the Chairman of the Board, the President or a Vice President, the Secretary or an Assistant Secretary or by such other person or persons as the Board of Directors shall designate. Such notice shall generally state the purpose or purposes for which the meeting is called and the time when and the place, which may be within or without the State of Nevada, where it is to be held. A copy of such notice shall be either delivered personally or shall be sent by mail, fax or e-mail, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If sent by mail, fax or e-mail, it shall be directed to a stockholder at his address, fax number, or e-mail address as it appears upon the records of the Corporation, and upon such sending of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is sent to such stockholder. The personal delivery, or sending by mail, fax or e-mail of any notice to any officer of a Corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such Corporation, association or partnership. In the event of the transfer of stock after delivery or sending of the notice of and prior to the holding of the meeting, it shall not be necessary to deliver or send notice of the meeting to the transferee.

     2.05 Business Transacted. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     2.06 Quorum. At any meeting of the stockholders, except as otherwise provided by law, the presence in person or by proxy of the holders of shares entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all the outstanding shares of stock in the Corporation entitled to vote at such meeting, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.07 Required Vote. When a quorum is present or represented at any meeting, the vote of the holders of shares entitled to cast a majority of the votes represented by the stock of stockholders present in person or by proxy at such meeting shall decide any matter coming before such meeting, unless some other vote may be required by law or by the Articles of Incorporation to decide such matter.

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     2.08  Vote Per Share.  Every stockholder of record of the Corporation shall be entitled, at each meeting of the stockholders, to one vote for each share of stock standing in his name on the books of the Corporation, except as otherwise provided in the Articles of Incorporation or in any resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to the Articles of Incorporation.

     2.09 Proxy. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated, unless the instrument shall otherwise provide. Any proxy designated by such an instrument shall have the power of substituting another proxy for himself to exercise any and all powers vested in him by such instrument, unless such instrument shall otherwise provide. No proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the preceding sentence, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

     2.10 Action Without Meeting. With the exception of the removal of a director, any action which may be taken by the vote of the Stockholders at a meeting may be taken without a meeting if authorized by written consent of the Stockholders holding at least a majority of the voting power, unless the provisions of the statutes, the Articles of Incorporation, or these Bylaws require a greater portion of voting power to authorize such action, in which case such greater proportion of written consents shall be required.

     2.11 Telephone Meetings. Stockholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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                                 ARTICLE III

                                  DIRECTORS

     3.01 Number. The number of directors on the Board of Directors may be fixed from time to time exclusively by the Executive Committee of the Board of Directors pursuant to a resolution adopted by a majority of the Committee. The number of directors on the Board of Directors shall not be reduced so as to shorten the term of any director at the time in office.

     3.02 Staggered Term. The Board of Directors shall be divided into three classes, with a maximum of three directors in each class. The term of office of one class will expire each year. At the annual meeting of stockholders in 1999, or at a special meeting called in 1999 for the purpose of electing directors, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of the stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     3.03 Election. The directors shall be chosen at the annual meeting of the stockholders by a plurality of the votes cast at the election. If for any reason the directors are not chosen at the annual meeting of stockholders, they may be elected at any special meeting of the stockholders called and held for that purpose. In the event the number of directors set by the Board of Directors is less than four, the stockholders will elect directors of the third class only. If the total number of directors authorized by the Board of Directors is more than three but less than six, the stockholders will initially elect directors of the third class, and then elect directors of the second class. If the total number of directors authorized by the Board of Directors is more than six, the stockholders will initially elect directors of the third class, then elect directors of the second class, and any remaining directors elected will be of the first class.

     3.04 Vacancies. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Executive Committee of the Board of Directors acting by a majority of said Committee. Any director chosen to fill a vacancy created through the resignation or removal of a director shall hold office as a member of the class of the vacating director and until his successor shall be elected and qualified at an election of that class. In the event vacancies are created through an increase in the number of directors, The Executive Committee of the Board of Directors will appoint directors of the second class before appointing directors of the first class.

     3.05 Management. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

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     3.06  Place of Meetings.  The Board of Directors of the Corporation may
hold meetings, both regular and special, either within or without the State of Nevada.

     3.07 Initial Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held immediately following the meeting of the stockholders in the place in which the stockholders held their meeting, or in such other place and at such time as to which a majority of the newly elected directors shall then and there adjourn the meeting, or at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors (which notice may be given prior to the stockholders' meeting and be subject to the election of the directors as such), or as shall be specified in a written waiver signed by all of the newly elected directors, or by so many of them as shall not have received such notice.

     3.08 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     3.09 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, any Vice President or the Secretary and shall be called by the Secretary on the written request of a majority of the directors. Written notice of any special meeting of the Board of Directors shall be given to each director at least ten (10) days before the date of the meeting and that any such notice shall specify the purpose of the meeting.

     3.10 Quorum; Required Vote; Action by Consent. A majority of the Board of Directors, including at least one (1) member of the Executive Committee, at a duly assembled meeting, shall constitute a quorum for the transaction of business. Except as otherwise provided herein or in a certificate of Incorporation, or as required by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee thereof, may be taken without a meeting if all the members of the Board or such Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceeding of the Board or Committee respectively.

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

    3.11 Telephone Meetings. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

    3.12 Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee, an Audit Committee, a Compensation Committee or any additional committees deemed desirable, as permitted by Section 125, Chapter 78, Title 7 of the Nevada Revised Statutes. Each committee shall consist of one or more directors of the Corporation. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

    (a) The Executive Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, including the selection, determination of functions and qualifications of all committees, except where action of the full Board of Directors is required by statute or the Articles of Incorporation.

    (b) The Audit Committee, shall have at least the responsibility to annually recommend to the Board independent public accountants and to review with the Corporation's independent public accountants and with the Corporation's chief financial officer, or such other officer as may be appropriate, the following matters:

         (1) the Corporation's general policies and procedures with respect to audits, accounting and financial controls;

         (2) The financial accounting and reporting principles and practices which shall be applied in preparing the Corporation's financial statements and in conducting financial audits of its affairs.

         (3) Related party transactions and all other potential conflict of interest situations where appropriate.

    (c) The Compensation Committee, to the extent provided by resolution, shall have such responsibility as the Board may determine over remuneration of officers and employees of the corporation.

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

     3.13 Compensation. As shall be prescribed from time to time by resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director, or such other compensation as may be provided for by Agreement between the Corporation and said director. Except to the extent otherwise provided by resolution of the Board of Directors, no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may in similar fashion be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    NOTICES

     4.01 Delivery. Notices to directors and stockholders shall be in writing and delivered personally, or sent by mail, fax or e-mail to the directors or stockholders at the addresses and numbers appearing on the books of the Corporation. Notice shall be deemed to be given at the time same is properly addressed and dispatched for delivery or sent. Computations of periods of notice shall exclude the day of giving the notice but shall include the date of the meeting or event with respect to which notice is given.

     4.02 Consent to Irregular Meeting. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed; and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time; and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

     4.03 Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of the statutes, the Articles of Incorporation or these Bylaws, a waiver in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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

                                   ARTICLE V

                                    OFFICERS

     5.01 Appointment of Executive Officers. The Executive Committee of the Corporation at its first meeting after each annual meeting of the Stockholders shall appoint the executive officers of the Corporation, which will include a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, and may include one or more Vice Presidents. None of the executive officers, except for the Chairman of the Board, need to be a member of the board of directors. Any person may hold two or more offices, except that the offices of president and vice president shall not be held by the same person.

     5.02 Other Officers. The Executive Committee may choose such other officers, servants and agents as it shall deem necessary, including assistants to any Vice President, the Secretary, or the Treasurer. All such officers, servants, and agents shall hold their offices for such terms and exercise such powers and perform such duties as shall be determined from time to time by the Executive Committee.

     5.03 Officers' Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.


     5.04 Term. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer, servant or agent of the Corporation may be removed at any time by the affirmative vote of the majority of the Executive Committee. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Executive Committee.

     5.05 Authority to Execute Documents. The Chairman of the Board, the President, the Vice Presidents and such other officers as are authorized thereunto by resolution of the Board of Directors may execute bonds, mortgages, contracts, leases, agreements and other instruments requiring a seal under the seal of the Corporation, and may execute such documents where not requiring a seal, except where such documents are required by law to be otherwise signed and executed, and except where the signing and execution thereof shall be delegated to some other officer or agent of the Corporation. The Chairman of the Board, the President or any Vice President may execute, on behalf of the Corporation, without further authorization of the Board of Directors, any contract, lease, agreement or other instrument within the ordinary course of business of the Corporation.

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

     5.06 Power to Designate Agents. The Chairman of the Board, President or any Vice President and the Secretary or any Assistant Secretary shall be duly authorized, without special authorization by the Board of Directors, in the name of and on behalf of the Corporation, to designate and name general or special agents, representatives and attorneys to represent the Corporation in the United States or any foreign country or countries; to assign, limit and define the powers and obligations of such agents, representatives or attorneys; and to make substitutions, revocations or cancellations, in whole or in part, of any power or authorization conferred upon any such agents, representatives or attorneys. All powers of attorney or other documents by which any such agents, representatives or attorneys shall be named or designated shall be executed by the Chairman of the Board, the President or any Vice President and the Secretary or any Assistant Secretary and shall have affixed thereto the corporate seal. Any substitution, revocation or cancellation thereof shall be executed in similar form, and any such agent, representative or attorney, when authorized to do so by the instrument designating him as such, may substitute or delegate, in whole or in part, the powers granted to him, and may revoke and cancel such substitutions or delegations.

     5.07 Duties and Powers. The duties and powers of the officers of the Corporation shall be as provided in these Bylaws or as provided for pursuant to these Bylaws, or (except to the extent inconsistent with these Bylaws or with any provisions made pursuant hereto) shall be those customarily exercised by corporate officers holding such offices.

     5.08 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors, and shall perform such other duties as the Board of Directors may from time to time prescribe.
The Chairman of the Board shall see that all orders and resolutions of the Board of Directors are carried into effect.

     5.09 President. The President shall be the chief executive officer of the Corporation and shall have general and active management of the operations of the Corporation and, subject to the authority of the Chairman of the Board, shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall preside at all meetings of the stockholders and Board of Directors in the absence of the Chairman of the Board.

     5.10  The Executive Vice President and Vice Presidents.   The Executive
Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and all Vice Presidents shall be subordinate to the Executive Vice President, but the Executive Vice President shall not succeed to the title and office of President except by election thereto by the Board of Directors. The Vice Presidents shall perform such duties as ordinarily pertain to their offices and such other duties as the Board of Directors from time to time may prescribe by standing or special resolution, or as the President or Executive Vice President may from time to time provide, subject to the powers of the Board of Directors.

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     5.11  Secretary.  The Secretary shall attend all meetings of the Board of
Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board when required, without prejudice to the powers of such committees to appoint other persons to perform such duties. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer, or of an Assistant Secretary or Assistant Treasurer, or of any other person thereunto authorized by the Board of Directors.

     5.12 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories, or invest the same in such manner, as may be designated or approved by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at the regular meetings of the Board, or when the Board of Directors so requires, an account of all his transactions as Treasurer of the financial condition of the Corporation.

     5.13 Bonds. If required by the Board of Directors, officers of the Corporation shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their offices and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

                                   ARTICLE VI

                             CERTIFICATES OF STOCK

     6.01 Certificate Certifying Shares. Every stockholder shall be entitled to have a certificate, signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

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

     6.02 Statement of Designations, Preferences and Rights. When the Corporation is authorized to issue shares of more than one class or more than one series of any class, there shall be set forth upon the face or back of the certificate or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge, a full or summary statement of the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, and if the Corporation shall be authorized to issue only special stock, such certificate shall set forth full or summarize the rights of the holders of such stock.

     6.03 Facsimile Signatures. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certi9ficate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the Corporation.

     6.04 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, or by any Corporation of which the Corporation is the lawful successor, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the Corporation an affidavit of loss and indemnity and/or a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed and to satisfy such other reasonable requirements as may be imposed by the Corporation. The Board of Directors may, in its discretion, by standing resolution, authorize designated officers of the Corporation to direct the issuance of a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, or by any corporation of which the Corporation is the lawful successor, upon the fulfillment of certain specified conditions (to be described in such resolution) as upon which the Board of Directors might itself, by resolution pursuant to this section, have directed the issuance of a new certificate or certificates.
A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

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     6.05  Transfer of Shares.  Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     6.06 Closing of Transfer Books. The Board of Directors may prescribe a period not exceeding sixty (60) days prior to any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made, or may fix a day not more than sixty (60) days prior to the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting.

     6.07 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owners, and to hold liable for calls and assessments (if provided by law) a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

     6.08 Restrictions on Transfer. If the Corporation issues any shares which are not registered under the Securities Act of 1933 and registered or qualified under any applicable state securities laws, the Corporation may restrict transfer of the shares and may place an appropriate legend on the certificates representing the shares restricting transfer and requiring an opinion of counsel acceptable to the Corporation before transmitting any transfer regarding compliance with applicable securities laws.

     6.09 Lien. For any indebtedness of a shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

                                  ARTICLE VII

                               GENERAL PROVISIONS

     7.01 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the Corporation's own stock, subject to the provisions of the Articles of Incorporation.

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

     7.02 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

     7.03 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     7.04 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors; unless otherwise fixed, it shall be the calendar year.

     7.05 Seal. The Board of Directors may adopt a corporate seal for the Corporation. Any such corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal, Nevada."

     7.06 Special Voting Provisions. Whenever under the provisions of the Articles of Incorporation or by law, the holders of shares of stock of the Corporation of any class or series are entitled to vote as a separate class or series on any matter, then, notwithstanding any other provision of these Bylaws to the contrary, such holders shall be entitled to so vote, and to the extent the Articles of Incorporation contain any provision with respect to the calling or holding of, or the quorum for, any meeting for the purpose of such vote, such provisions of the Articles of Incorporation shall govern. Applicable provisions of these Bylaws shall be deemed to refer to voting by separate classes or series where required by law or the Articles of Incorporation.

     7.07 Amendment of Bylaws. These Bylaws may be altered, amended or repealed at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors. Bylaws adopted by the stockholders may be altered, amended or repealed by the Board of Directors unless the Bylaws so adopted by the stockholders expressly provides to the contrary.

     7.08 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as it is reasonable and possible, the remainder of these Bylaws shall be considered valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The table of contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matter to be construed in interpretation.

     7.09 Relation to Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation.

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                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.01 Right to Indemnification. Subject to the limitations and conditions as provided in this Article, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by Nevada Business Corporation Act (the "NCBA"), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment provides for broader indemnification rights) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred in connection with such Proceeding, and indemnification under this Article VIII shall extend to each director or officer who has ceased to serve in the capacity which initially entitled them to indemnity hereunder. The rights granted pursuant to this Article VIII shall be deemed contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

     8.02 Advance Payment. The right to indemnification shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by an individual entitled to be indemnified under Section 8.01 who was, is or is threatened to be made a named defendant or respondent in a Proceeding, or an inquiry or investigation that could lead to such a Proceeding, in advance of the final disposition of the Proceeding and without any determination as to the director's or officer's ultimate entitlement to indemnification; provided, however, that the payment of such expenses in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of a written affirmation of the director's or officer's good faith belief that he has met the standard of conduct necessary for indemnification under this Article VIII and in accordance with Title 7, Chapter 78, Section 7502 of the Nevada Revised Statutes, and a written undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such indemnified director or officer is not entitled to be indemnified as set forth herein or otherwise.

    8.03 Indemnification of Employees and Agents. The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to director and officers under this Article VIII; and,

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

     8.04 Indemnification of Other Appearance as a Witness. Notwithstanding any other provision of this Article VIII, the Corporation may pay or reimburse expenses incurred by an individual named in Section 8.01 in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

     8.05 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VIII shall not be exclusive of any other right which an individual indemnified pursuant to Section
8.01 may have or hereafter acquire under any law (common or statutory), provision of the Articles or these Bylaws, agreement, vote of Shareholders or disinterested director or otherwise.

     8.06 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director or President whether or not the Corporation would have the power to indemnify such director or President against such expense, liability or loss under this Article VIII.

     8.07 Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director or President indemnified pursuant to this Article VIII as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

CERTIFICATION OF BYLAWS OF FINANCIALWEB.COM, INC. (a Nevada Corporation) I James
P. Gagel, certify that I am Secretary of FinancialWeb.com, Inc. a Nevada Corporation (the "Company"), that I am duly authorized to make and deliver this certification, that the attached Bylaws are true and correct copy of the Bylaws of the Company in effect as of the date of this certificate.



Dated:  March 17, 1999



                                                ------------------------------
                                                James P. Gagel,  Secretary

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